SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 4, 2005
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 443-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 4, 2005, Flowserve Corporation (the “Company”), with approval and authority granted by the Organization and Compensation Committee of the Board of Directors, announced that it would extend to January 1, 2009 the term of any options granted to plan participants under its stock option plans that were set to expire prior to January 1, 2007. This extension covered options held by current and qualifying retired employees, as well as certain executive officers and directors noted below. The Company’s extension was due to the continued suspension of its option exercise program, under which all plan participants are currently unable to exercise their vested options. This suspension resulted from the lapse of the Company’s applicable Form S-8 Registration Statements covering its stock option plans arising from the delays in filing its 2004 Form 10-K report and certain other delayed Form 10-Q reports. The Company expects to record a charge to 2005 earnings of less than $3 million related to the extension of all affected options holders.
     The following table sets forth the number of shares covered by the options to purchase the Company’s common stock subject to the extended expiration date for these executive officers and directors:

Executive Officer	Stock Options
Andrew J. Beall	3,947
Ronald F. Shuff	14,000

Director	Stock Options
Michael F. Johnston	3,484
James O. Rollans	4,598
William C. Rusnack	2,786
Item 2.02. Results of Operations and Financial Condition.
     On November 7, 2005, the Company issued a press release announcing a significant increase in bookings and backlog for the third quarter ending September 30, 2005 and an approximately $6 million increase in consolidated debt during, and as of the end of, the third quarter. The Company also reported the increase in debt was primarily due to three significant cash applications (an approximately $32 million pension plan contribution; approximately $31 million of bond redemption call premiums and fees and accrued interest related to the $1 billion refinancing and the related early extinguishment of the 12.25% Senior Subordinated Notes; and $8.3 million of professional fees related to previously announced compliance and restatement work). The Company also announced that it continues to expect to report material weaknesses in its internal controls in its 2004 Form 10-K report and likely also for its 2005 Form 10-K report. The Company also stated that due to the time it will take to complete its 2004 financial statements, it will be unable to timely file with the SEC its Annual Report on Form 10-K for the year ended December 31, 2005.
     The press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description

99.1	Press Release issued by the Company on November 7, 2005 furnished pursuant to Item 2.02 of this Form 8-K.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: November 10, 2005

Exhibit Index

Exhibit
Number	Description

99.1	Press Release issued by the Company on November 7, 2005 furnished pursuant to Item 2.02 of this Form 8-K.

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